Exhibit 99.1

Rex Energy Announces 57% Expected Production Growth in 2014, Provides Operational Update and Issues Initial 2014 Capital Budget and Guidance

•	Fourth quarter 2013 average daily production reached a record level of 110.4 MMcfe/d, an increase of 12% over third quarter 2013 and 49% over fourth quarter 2012

•	Total production in 2013 grew by approximately 38% over 2012

•	2014 production from liquids expected to increase by approximately 16% as compared to 2013

•	Placed into sales the six-well Baillie Trust pad in the Butler Operated Area; produced at an average 5-day sales rate per well of 6.0 MMcfe/d from four vertically offset stacked laterals

•	Five-well J. Anderson pad in Warrior South Prospect produced at an average last 5-day sales rate of 1,852 Boe/d per well

•	Achieved additional well cost reductions since mid-year 2013 in the Appalachian Basin; Butler Operated Area well costs have reached $5.9 million per well entering 2014, down from $6.5 million one year ago

STATE COLLEGE, Pa., January 15, 2014 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today announced its fourth quarter 2013 and full year 2013 production results and price realizations, provided an operational update, and issued its initial 2014 capital expenditure budget and guidance.

Production Results and Price Realizations

Fourth quarter 2013 production volumes were 110.4 MMcfe/d, an increase of 12% over the third quarter of 2013 and 49% over the fourth quarter of 2012, consisting of 76.4 MMcf/d of natural gas and 5.7 Mboe/d of oil and NGLs. Oil and NGLs accounted for 31% of net production during the fourth quarter and increased by 7% over the third quarter of 2013. For full year 2013, production volumes increased by 38% over 2012 to 92.7 MMcfe/d, consisting of 64.2 MMcf/d of natural gas and 4.8 Mboe/d of oil and NGLs. Oil and NGLs increased by 59% over 2012 and accounted for 31% of net production during 2013. Both the company’s fourth quarter 2013 and full year 2013 average daily production volumes exceeded the midpoint of company’s previously announced fourth quarter 2013 and full year 2013 production guidance.

Including the effects of cash-settled derivatives, realized prices for the three months ended December 31, 2013 were $90.30 per barrel for oil and condensate, $4.04 for natural gas and $52.19 per barrel for NGLs. For the full year 2013, realized prices including the effects of cash-settled derivatives were $91.29 per barrel for oil and condensate, $4.18 for natural gas and $48.34 per barrel for NGLs. Before the effects of hedging, realized prices for the three months ended December 31, 2013 were $93.33 per barrel for oil and condensate, $3.60 for natural gas and $54.81 per barrel for NGLs. For the full year 2013, realized prices prior the effects of hedging were $95.12 per barrel for oil and condensate, $3.71 for natural gas and $48.66 per barrel for NGLs.

Fourth quarter and full year 2013 production results and price realizations remain subject to the review of the company and its independent auditors.

Operational Update

Appalachian Basin – Butler Operated Area

The six-well Baillie Trust pad, located in the company’s Butler Operated Area, was recently placed into sales from its resting period at an average five-day sales rate per well (excluding downtime) of 5,957 Mcfe/d (52% NGLs, 47% gas, 1% condensate), assuming full ethane recovery. The six wells produced with an average casing pressure of 1,300 psi during the five-day sales period on an average 26/64 inch choke. The Baillie Trust 5H and 6H were drilled into the Upper Devonian Burkett Shale in a vertically offset stacked position above the Baillie Trust 2H and 4H, which were drilled into the Marcellus Shale. The four vertically offset stacked wells produced at an average five-day sales rate per well (excluding downtime) of 6,009 Mcfe/d (52% NGLs, 47% gas, 1% condensate), assuming full ethane recovery. In addition, the Baillie Trust 1H and 3H were drilled into the Marcellus Shale and produced at an average five-day sales rate per well (excluding downtime) of 5,854 Mcfe/d (52% NGLs, 47% gas, 1% condensate), assuming full ethane recovery. The six wells on the pad were drilled to an average total measured depth of approximately 10,252 feet with an average lateral length of approximately 4,337 feet and completed with an average of 29 stages utilizing the company’s 150 foot “Super Frac” design. Based on composition analysis, the gas being produced averaged 1,262 BTU.

The Baillie Trust pad is significant to Rex Energy as it is the company’s first attempt to test vertically offset stacked lateral wells in the Marcellus and Upper Devonian formations from the same pad. In addition, the company tested the potential down-spacing of its Marcellus locations by drilling two pairs of Marcellus wells laterally spaced 600 feet apart (as opposed to 750 feet apart as had been its previous practice). While preliminary analysis indicates that some transfer of energy between the Marcellus and Upper Devonian likely occurred, the company is encouraged that the early production results may indicate that these two producing intervals can be developed separately. Moreover, based on results of the microseismic and the production results seen to date, it appears that the down spacing to 600 feet in the Marcellus shows little to no evidence that this spacing has materially impacted the performance of the wells. The company is continuing to process the information it has gathered and plans to monitor production results in the coming months to better understand the implications of the Baillie Trust pad on optimal field development in its Butler Operated Area. Current plans are to drill at least one additional vertically offset stacked pad during 2014 to further test stacked laterals utilizing the data acquired from the Baillie Trust pad.

Production from the Baillie Trust wells has filled the existing 90 MMcf/d of processing capacity at the Sarsen and Bluestone facilities. The construction of the Bluestone II facility remains on schedule for an expected commissioning date in the second quarter of 2014. This facility will add an incremental 120 MMcf/d of processing capacity in the Butler Operated Area (of which 100 MMcf/d is dedicated to Rex Energy).

Baillie Trust Well Results – 5-Day Sales Rates

	Natural Gas (Mcf/d)	Condensate (Bbls/d)	NGLs (Bbls/d)	Total (Full Ethane Recovery) (Mcfe/d)	Percentage of Liquids (Full Ethane Recovery)	Total (Ethane Rejection Mode) (Mcfe/d)
Baillie Trust(1) 2H, 4H, 5H(2), 6H(2)	2,826	10	521	6,009	53%	4,105
Baillie Trust 1H, 3H	2,711	12	512	5,854	54%	4,023
Average	2,788	10	518	5,957	53%	4,078

(1)	Stacked laterals
(2)	Upper Devonian wells

Appalachian Basin – Warrior North Prospect, Carroll County, Ohio

In the Warrior North Prospect, the company is currently drilling the fourth of five wells on the Grunder pad. The three wells drilled to date had an average total measured depth of approximately 12,905 feet with an average lateral length of approximately 4,837 feet. The company is testing 650 foot down-spacing on the five-well Grunder pad, which will have an average lateral length of approximately 4,868 feet. Rex Energy expects to begin completion operations during the first quarter of 2014 and expects to place the wells into sales in the second quarter of 2014.

The company has recently begun completion operations on the three-well Ocel pad. The three wells on the pad were drilled to an average total measured depth of approximately 12,700 feet with an average lateral length of approximately 4,380 feet and are expected to be completed with an average of 29 stages utilizing the company’s 150 foot “Super Frac” design. The company expects to place the wells into sales in the second quarter of 2014.

Appalachian Basin – Warrior South Prospect, Guernsey, Noble & Belmont Counties, Ohio

In the Warrior South Prospect, the company previously reported that it had placed the five-well J. Anderson pad into sales. The five J. Anderson wells produced at an average 5-day sales rate (excluding downtime) of 1,886 Boe/d on an average 18/64 inch choke and have subsequently gone on to produce at a average last 5-day sales rate (excluding downtime) of 1,852 Boe/d on an average 20/64 inch choke. These wells, along with the initial three Warrior South Prospect wells placed into sales in June 2013, continue to flow into sales without processing constraints.

Appalachian Basin – Well Cost Reduction

In addition to the well cost reductions announced at mid-year 2013, Rex Energy is pleased to report that is has further reduced the expected costs to drill and complete wells in the Appalachian Basin by approximately 5%. Overall, Rex Energy reduced its expected well costs by approximately 10% in 2013 through a combination of improved pricing on key service costs and operational efficiencies in both the Butler Operated Area and Ohio Utica Warrior Prospects. In its Butler Operated Area, Rex now expects 2014 well costs to average $5.9 million per well for a 4,000 lateral, a decrease of 9% over the $6.5 million average per well from one year ago. The company continues to pursue additional cost saving initiatives and anticipates further well cost reductions when a full-scale development program is initiated.

Appalachian Basin – Midstream Capacity

In Rex Energy’s Butler Operated Area, the company has secured approximately 48.0 MMcf/d of additional firm residue transportation through Dominion Transmission. When combined with the 85.0 MMcf/d of existing firm residue gas transportation, the company now has approximately 133.0MMcf/d of firm residue gas transportation in the Butler Operated Area. This additional firm transportation will be used to support the expected production growth in the Butler Operated Area once the Bluestone II facility is commissioned in the second quarter of 2014. The company is continuing to pursue additional gas takeaway opportunities in order to further secure diversified sales outlets for its residue gas.

Illinois Basin – Conventional

In the Illinois Basin, the company has completed its second horizontal well. The well was drilled with a lateral length of approximately 1,500 feet and was fracture stimulated with 11 frac stages. The well produced at a peak 24-hour sales rate of 251 gross BOPD. The company plans to continue its vertical conventional drilling and re-completion program in 2014 in order to further delineate its acreage position.

2014 Capital Budget

The company announced the following operational capital expenditure budget for 2014 ($ in millions):

	Appalachia Basin – Butler Operated Area	Appalachia Basin – Ohio Utica	Appalachia Basin – WPX Non Operated Area	Illinois Basin	Total

Exploration & Development	$175-$185	$115	$10	$30-$35	$330-$345
Facilities, HSE and Equipment	$10	—	—	$10	$20

Total 2014 Capital Budget[1]	$185-$195	$115	$10	$40-$45	$350-$365

[1]	Land acquisition expense, capitalized interest and Keystone Clearwater capital expenditures are not included in the operational capital expenditures budget

2014 Operated & Non Operated Gross Well Counts

	Butler Operated Area	Ohio Utica	WPX Non-Operated Area	Illinois Basin
Wells Drilled	40-45	11	1	9-11
Wells Fractured and Completed	35-38	17	4	29-31[1]
Wells Placed into Service	35-38	11	9	9-11
Wells Awaiting Completion at Year End 2014	16-18	0	0	0
Rig Activity	1-2	1	0	~1
Average Working Interest	~70%	~63%-~100%	~40%	~100%

[1]	Includes approximately 20 re-completions of existing wellbores

2014 Guidance

Rex Energy has issued the following operational and financial guidance for 2014 ($ in millions):

Full Year 2014
Production	143.0-149.0 MMcfe/d
Lease Operating Expense	$95.0-$101.0
Cash G&A	$36.0-$39.0
Capital Expenditures[1]	$350.0-$365.0

[1]	Land acquisition expense, capitalized interest and Keystone Clearwater capital expenditures are not included in the operational capital expenditures budget

Fourth Quarter and Full Year 2013 Earnings Release

Rex Energy plans to release fourth quarter and full year 2013 operational results on Wednesday, February 19, 2014 after market close. Management will host a live conference call on Thursday, February 20, 2014 at 10 a.m. ET to review fourth quarter and full year financial results and operational highlights. All financial results included in the earnings release or discussed on the conference call will remain subject to our independent auditors review. The telephone number to access the conference call is (866) 437-1772. The conference call will also be available for replay through the company’s website under the Investor Relations tab. The replay of the event and reference materials will be available on the company’s website through March 20, 2014.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including, among others, those relating to production volumes and estimated price realizations; technical testing and analysis on the Baillie Trust pad; drilling and completion schedules; anticipated fracture stimulation activities; expected increases in production; anticipated timing of production and midstream capacity; the 2014 capital budget; and the company’s financial guidance and projections for 2014 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” and similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission (SEC).

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For more information contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com